                                                                    EXHIBIT 26.2




     -------------------------------------------------------------------

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.   20549

                             -------------------
                                  FORM T-1

      STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                  PURSUANT TO SECTION 305(b)(2)___________

                             -------------------

                            BANKERS TRUST COMPANY
             (Exact name of trustee as specified in its charter)

NEW YORK                                               13-4941247
(Jurisdiction of Incorporation or                      (I.R.S. Employer
organization if not a U.S. national bank)              Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                     10006
(Address of principal                                  (Zip Code)
executive offices)


                       BANKERS TRUST COMPANY
                       LEGAL DEPARTMENT
                       130 LIBERTY STREET, 31ST FLOOR
                       NEW YORK, NEW YORK  10006
                       (212) 250-2201
          (Name, address and telephone number of agent for service)

                             -------------------

                                  MESA INC.
                             MESA OPERATING CO.
             (Exact name of obligor as specified in its charter)


TEXAS                                         75-2394500
DELAWARE                                      75-2516853
(State or other jurisdiction of               (I.R.S. employer
Incorporation or organization)                Identification no.)


1400 WILLIAMS SQUARE WEST                     STEPHAN K. GARDNER
5205 NORTH O'CONNOR BOULEVARD                 1400 WILLIAMS SQUARE WEST
IRVING, TEXAS 75039                           5205 NORTH O'CONNOR BOULEVARD
(972) 444-9001                                IRVING, TEXAS 75039
                                              (972) 444-9001

   (Address of principal executive offices)(Address of agent for service)

                        SUBORDINATED DEBT SECURITIES
                     (Title of the indenture securities)

ITEM 1.      GENERAL INFORMATION.
             Furnish the following information as to the trustee.

             (a) Name and address of each examining or supervising authority to which it is subject.

             NAME                                              ADDRESS
             ----                                              -------
             Federal Reserve Bank (2nd District)               New York, NY
             Federal Deposit Insurance Corporation             Washington, D.C.
             New York State Banking Department                 Albany, NY

             (b)  Whether it is authorized to exercise corporate trust powers.

                  Yes.

ITEM 2.      AFFILIATIONS WITH OBLIGOR.

             If the obligor is an affiliate of the Trustee, describe each such affiliation.

             None.

ITEM 3.-15.  NOT APPLICABLE

ITEM 16.     LIST OF EXHIBITS.

             EXHIBIT 1 - Restated Organization Certificate of
                         Bankers Trust Company dated August 7, 1990,
                         Certificate of Amendment of the Organization
                         Certificate of Bankers Trust Company dated
                         June 21, 1995 - Incorporated herein by
                         reference to Exhibit 1 filed with Form T-1
                         Statement, Registration No. 33-65171, and
                         Certificate of Amendment of the Organization
                         Certificate of Bankers Trust Company dated
                         March 20, 1996, copy attached.

             EXHIBIT 2 - Certificate of Authority to commence
                         business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


             EXHIBIT 3 - Authorization of the Trustee to
                         exercise corporate trust powers -
                         Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

             EXHIBIT 4 - Existing By-Laws of Bankers Trust
                         Company, as amended on January 21,1997 -
                         Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-15263.

             EXHIBIT 5 - Not applicable.

             EXHIBIT 6 - Consent of Bankers Trust Company
                         required by Section 321(b) of the Act. -
                         Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

             EXHIBIT 7 - A copy of the latest report of
                         condition of Bankers Trust Company dated as of September 30, 1996.

             EXHIBIT 8 - Not Applicable.

             EXHIBIT 9 - Not Applicable.

                                   SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of February, 1997.


                                   BANKERS TRUST COMPANY



                                   By: /s/ MATTHEW SEELEY
                                      ------------------------------
                                            Matthew Seeley
                                            Vice President

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of February, 1997.

                                      BANKERS TRUST COMPANY



                                      By: Matthew Seeley
                                          -----------------
                                          Matthew Seeley
                                          Vice President

Legal Title of Bank:      Bankers Trust Company             Call Date: 9/30/96        ST-BK:36-4840        FFIEC 031
Address:                  130 Liberty Street                Vendor ID: D              CERT: 00623          Page RC-1
City, State    ZIP:       New York, NY  10006                                                              11
FDIC Certificate No.:     /  0 /  0 /  6 /  2 /  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                      --------
                                                                                                       C400
                                                                                ----------------------------------------
                                          Dollar Amounts in Thousands              RCFD         Bil Mil Thou#
------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                             / / / / / / / / / / / / / / / / / /
  1.   Cash and balances due from depository institutions (from Schedule RC-A):    / / / / / / / / / / / / / / / / / /
       a.   Noninterest-bearing balances and currency and coin(1) ............      0081                     809,000    1.a.
       b.   Interest-bearing balances(2) .....................................      0071                   4,453,000    1.b.
  2.   Securities:                                                                 / / / / / / / / / / / / / / / / / /
       a.   Held-to-maturity securities (from Schedule RC-B, column A) .......      1754                           0    2.a.
       b.   Available-for-sale securities (from Schedule RC-B, column D)......      1773                   4,133,000    2.b.
  3.   Federal funds sold and securities purchased under agreements to
       resell in domestic offices                                                  / / / / / / / / / / / / / / / / / /
        of the bank and of its Edge and Agreement subsidiaries, and in IBFs:       / / / / / / / / / / / / / / / / / /
       a.   Federal funds sold ................................................     0276                   5,933,000    3.a.
       b.   Securities purchased under agreements to resell ...................     0277                     413,000    3.b.
  4.   Loans and lease financing receivables:                                      / / / / / / / / / / / / / / / / / /
       a.   Loans and leases, net of unearned
             income (from Schedule RC-C)            RCFD 2122    27,239,000        / / / / / / / / / / / / / / / / / /  4.a.
       b.   LESS:   Allowance for loan and lease
             losses.................................RCFD 3123      917,000         / / / / / / / / / / / / / / / / / /  4.b.
       c.   LESS:   Allocated transfer risk
             reserve ...............................RCFD 3128            0         / / / / / / / / / / / / / / / / / /  4.c.
       d.   Loans and leases, net of unearned income,                              / / / / / / / / / / / / / / / / / /
             allowance, and reserve (item 4.a minus 4.b and 4.c) ...............    2125                  26,322,000    4.d.
  5.   Assets held in trading accounts .........................................    3545                  36,669,000    5.
  6.   Premises and fixed assets (including capitalized leases) ................    2145                     870,000    6.
  7.   Other real estate owned (from Schedule RC-M) ............................    2150                     215,000    7.
  8.   Investments in unconsolidated subsidiaries
       and associated companies (from Schedule RC-M)............................    2130                     212,000    8.
  9.   Customers' liability to this bank on acceptances outstanding ............    2155                     577,000    9.
 10.   Intangible assets (from Schedule RC-M) ...................................   2143                      18,000    10.
 11.   Other assets (from Schedule RC-F) ........................................   2160                   8,808,000    11.
 12.   Total assets (sum of items 1 through 11) .................................   2170                  89,432,000    12.
                                                                                ----------------------------------------

---------------------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:      Bankers Trust Company             Call Date: 9/30/96        ST-BK:  36-4840    FFIEC  031
Address:                  130 Liberty Street                Vendor ID: D              CERT:   00623      Page  RC-2
City, State      Zip:     New York, NY  10006                                                            12
FDIC Certificate No.:     /  0 /  0 /  6 /  2 /  3

SCHEDULE RC--CONTINUED


                                                                                ----------------------------------------
                                          Dollar Amounts in Thousands                           Bil Mil Thou#
------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                            / / / / / / / / / / / / / / / / / / / / / / / /
13.  Deposits:                                                         / / / / / / / / / / / / / / / / / / / / / / / /
     a.   In domestic offices (sum of totals of columns
          A and C from Schedule RC-E, part I)                          RCON 2200                         9,391,000      13.a.
            (1)  Noninterest-bearing(1)...... RCON 6631   2,734,000    / / / / / / / / / / / / / / / / / / / / / / / /  13.a.(1)
            (2)  Interest-bearing.............RCON 6636   6,657,000    / / / / / / / / / / / / / / / / / / / / / / / /  13.a.(2)
     b.   In foreign offices, Edge and Agreement subsidiaries,
          and IBFs (from Schedule RC-E                                 / / / / / / / / / / / / / / / / / / / / / / / /
          part II)                                                     RCFN 2200                        23,385,000      13.b.
            (1)  Noninterest-bearing ...........RCFN 6631    654,000   / / / / / / / / / / / / / / / / / / / / / / / /  13.b.(1)
            (2)  Interest-bearing ..............RCFN 6636 22,731,000   / / / / / / / / / / / / / / / / / / / / / / / /  13.b.(2)
14.  Federal funds purchased and securities sold under
     agreements to repurchase in                                       / / / / / / / / / / / / / / / / / / / / / / / /
     domestic offices of the bank and of its Edge and
     Agreement subsidiaries, and in IBFs:                              / / / / / / / / / / / / / / / / / / / / / / / /
     a.   Federal funds purchased ..................................   RCFD 0278                         3,090,000      14.a.
     b.   Securities sold under agreements to repurchase ...........   RCFD 0279                            99,000      14.b.
15.  a.   Demand notes issued to the U.S. Treasury .................   RCON 2840                                 0      15.a.
     b.   Trading liabilities.......................................   RCFD 3548                        18,326,000      15.b.
16.  Other borrowed money:                                             / / / / / / / / / / / / / / / / / / / / / / / /
     a.   With original maturity of one year or less ...............   RCFD 2332                        17,476,000      16.a.
     b.   With original maturity of more than one year .............   RCFD 2333                         2,771,000      16.b.
17.  Mortgage indebtedness and obligations under capitalized leases .  RCFD 2910                            31,000      17.
18.  Bank's liability on acceptances executed and outstanding .......  RCFD 2920                           577,000      18.
19.  Subordinated notes and debentures ..............................  RCFD 3200                         1,228,000      19.
20.  Other liabilities (from Schedule RC-G) .........................  RCFD 2930                         8,398,000      20.
21.  Total liabilities (sum of items 13 through 20) .................  RCFD 2948                        84,772,000      21.
                                                                       / / / / / / / / / / / / / / / / / / / / / / / /
22.  Limited-life preferred stock and related surplus .............    RCFD 3282                                 0      22.
EQUITY CAPITAL                                                         / / / / / / / / / / / / / / / / / / / / / / / /
23.  Perpetual preferred stock and related surplus ................    RCFD 3838                           500,000      23.
24.  Common stock..................................................    RCFD 3230                         1,002,000      24.
25.  Surplus (exclude all surplus related to preferred stock) .....    RCFD 3839                           527,000      25.
26.  a.  Undivided profits and capital reserves....................    RCFD 3632                         3,017,000      26.a.
     b.  Net unrealized holding gains (losses)
           on available-for-sale securities     .....................  RCFD 8434                     (      16,000)     26.b.
27.  Cumulative foreign currency translation adjustments ..........    RCFD 3284                     (     370,000)     27.
28.  Total equity capital (sum of items 23 through 27) ............    RCFD 3210                         4,660,000      28.
29.  Total liabilities, limited-life preferred stock,
     and equity capital (sum of items 21, 22,                          / / / / / / / / / / / / / / / / / / / / / / / /
     and 28) ......................................................    RCFD 3300                        89,432,000      29.
                                                                     --------------------------------------------------

Memorandum
To be  reported only with the March Report of Condition.


   1.    Indicate in the box at the right the number of the statement below that                           Number
         best describes the most comprehensive level of auditing work performed                        -------------------
         for the bank by independent external auditors as of                            RCFD     6724        N/A         M.1
         any date during 1995 .......................................................                  ----------------

1    =   Independent audit of the bank conducted in accordance  with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2    =   Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing  standards by a certified
         public accounting firm which     submits a report on the consolidated
         holding company (but not on the bank separately)

3    =   Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4    =   Directors' examination of the bank performed by other external auditors (may be required by state chartering  authority)

5    =   Review of the bank's financial statements by external auditors

6    =   Compilation of the bank's financial statements by external auditors

7    =   Other audit procedures (excluding tax preparation work)

8    =   No external audit work

----------------------

(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                              State of New York,

                              Banking Department



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 21ST day of MARCH in the Year of our Lord one thousand nine hundred and NINETY-SIX.



                                               Peter M. Philbin
                                      -----------------------------------
                                         Deputy Superintendent of Banks

-------

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                           ORGANIZATION CERTIFICATE

                               OF BANKERS TRUST

                    Under Section 8005 of the Banking Law

                       -------------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1.   The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty- Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                                 James T. Byrne, Jr.
                                         --------------------------------------
                                                 James T. Byrne, Jr.
                                                 Managing Director



                                                 Lea Lahtinen
                                         --------------------------------------
                                                 Lea Lahtinen
                                                 Assistant Secretary

State of New York                 )
                                  )  ss:
County of New York                )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                 Lea Lahtinen
                                         --------------------------------------
                                                 Lea Lahtinen

--------

Sworn to before me this 20th day
of March, 1996.


      Sandra L. West
--------------------------
      Notary Public

         SANDRA L. WEST                        Counterpart filed in the
 Notary Public State of New York               Office of the Superintendent of
         No. 31-4942101                        Banks, State of New York,
  Qualified in New York County                 This 21st day of March, 1996
Commission Expires September 19, 1996